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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): APRIL 7, 2006


                                LINN ENERGY, LLC
             (Exact name of registrant as specified in its charter)


           DELAWARE                000-51719              65-1177591
(State or other jurisdiction of   (Commission            (IRS Employer
        incorporation)           File Number)         Identification No.)

                         650 WASHINGTON ROAD, 8TH FLOOR
                         PITTSBURGH, PENNSYLVANIA 15228
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (412) 440-1400


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Linn Energy, LLC (the "Company") entered into a new $400.0 million Amended and Restated Credit Agreement (the "Credit Agreement") dated as of April 7, 2006, among the Company, BNP Paribas, as administrative agent, Royal Bank of Canada and Societe Generale, as syndication agents, Bank of America, N.A. and Comerica Bank, as documentation agents, and Bank of Scotland, Fortis Capital Corp. and Lehman Commercial Paper Inc., which replaced our prior credit agreement. The Credit Agreement matures on April 13, 2009. The amount available for borrowing at any one time is limited to the borrowing base, which as of the effective date was initially set at $235.0 million. The borrowing base will be redetermined semi-annually by the lenders in their sole discretion, based on, among other things, reserve reports as prepared by reserve engineers taking into account the natural gas and oil prices at such time. Our obligations under the Credit Agreement are secured by mortgages on our natural gas and oil properties as well as a pledge of all ownership interests in our operating subsidiaries. We are required to maintain the mortgages on properties representing at least 80% of our natural gas and oil properties. Additionally, the obligations under the Credit Agreement are guaranteed by all of our operating subsidiaries and may be guaranteed by any future subsidiaries.

Borrowings under the Credit Agreement are available for acquisition and development of natural gas and oil properties, working capital and general corporate purposes. At our election, interest is determined by reference to:

     o the London interbank offered rate ("LIBOR") plus an applicable margin between 1.00% and 1.75% per annum; or

     o a domestic bank rate plus an applicable margin between 0% and 0.25% per annum.

Interest is generally payable quarterly for domestic bank rate loans and at the applicable maturity date for LIBOR loans. The Credit Agreement contains various covenants that limit our ability to:

     o    incur indebtedness;

     o    grant certain liens;

     o make certain loans, acquisitions, capital expenditures and investments;

     o    make distributions other than from available cash;

     o    merge or consolidate; or

     o engage in certain asset dispositions, including a sale of all or substantially all of our assets.

The Credit Agreement also contains covenants that, among other things, require us to maintain specified ratios as follows:

     o consolidated net income plus interest expense, income taxes, depreciation, depletion, amortization and other similar charges, minus all non-cash income added to consolidated net income, and giving pro forma effect to any acquisitions or capital expenditures, to interest expense of not less than 2.5 to 1.0; and

     o consolidated current assets, including the unused amount of the total commitments, to consolidated current liabilities of not less than 1.0 to 1.0, excluding non-cash assets and obligations under SFAS No. 133, which includes the current portion of natural gas and interest rate swaps.

We have the ability to borrow under the Credit Agreement to pay distributions to unitholders as long as there has not been a default or event of default and if the amount of borrowings outstanding under our Credit Agreement is less than 90% of the borrowing base. The Credit Agreement does not require the Company to provide audited consolidated financial statements for the year ended December 31, 2005 until May 31, 2006.

If an event of default exists under the credit agreement, the lenders will be able to accelerate the maturity of the credit agreement and exercise other rights and remedies. Each of the following will be an event of default:

     o failure to pay any principal when due or any interest, fees or other amount within certain grace periods;

     o    a representation or warranty is proven to be incorrect when made;

     o failure to perform or otherwise comply with the covenants in the credit agreement or other loan documents, subject, in certain instances, to certain grace periods;

     o default by us on the payment of any other indebtedness in excess of $1.0 million, or any event occurs that permits or causes the acceleration of the indebtedness;

     o    bankruptcy or insolvency events involving us or our subsidiaries;

     o the entry of, and failure to pay, one or more adverse judgments in excess of $1.0 million or one or more non-monetary judgments that could reasonably be expected to have a material adverse effect and for which enforcement proceedings are brought or that are not stayed pending appeal;


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     o    specified events relating to our employee benefit plans that could reasonably be expected to result in liabilities in excess of $1.0 million in any year; and

     o a change of control, which includes (1) a decrease to 25% or less of our management's and Quantum Energy Partners' aggregate ownership in us combined with the acquisition by a third party of more than 35% of our units, or (2) the replacement of a majority of our directors by persons not approved by our Board of Directors.

The description of the Credit Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement itself, which is filed as Exhibit 10.1 hereto and is hereby incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection and simultaneously with the execution of the Credit Agreement disclosed under Item 1.01 of this Current Report on Form 8-K, the Company terminated that certain $300.0 million credit agreement (the "2005 Credit Agreement") dated as of April 13, 2005, as amended, among the Company, BNP Paribas as administrative agent, and the other financial institutions named and defined therein as lenders and agents. The amount available for borrowing at any one time under the 2005 Credit Agreement was limited to the borrowing base, which was $225.0 million as of the effective date of the Credit Agreement disclosed under Item 1.01 above. At our election, interest was determined under the 2005 Credit Agreement by reference to:

     o the London interbank offered rate ("LIBOR") plus an applicable margin between 1.25% and 1.875% per annum; or

     o a domestic bank rate plus an applicable margin between 0% and 0.375% per annum.

Except as disclosed in this Item 1.02, other terms and conditions of the 2005 Credit Agreement were substantially similar to the terms and conditions of the Credit Agreement described above in Item 1.01, which terms and conditions set forth above in Item 1.01 of this Current Report on Form 8-K are hereby incorporated herein by reference in response to this Item 1.02.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information disclosed or incorporation by reference in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference in response to this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (d)  EXHIBITS.

   EXHIBIT NUMBER                                  DESCRIPTION
   --------------                                  -----------

Exhibit 10.1                  Amended and Restated Credit Agreement (the "Credit
                              Agreement") dated as of April 7, 2006, among Linn
                              Energy, LLC, as borrower, BNP Paribas, as administrative agent, Royal Bank of Canada and Societe Generale, as syndication agents, Bank of America, N.A. and Comerica Bank, as documentation agents, and the lenders party thereto

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Linn Energy, LLC



Date: April 13, 2006                         /s/ Kolja Rockov
                                             -----------------------------------
                                             Kolja Rockov
                                             Executive Vice President and
                                             Chief Financial Officer


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                                  EXHIBIT INDEX



    EXHIBIT NUMBER                                 DESCRIPTION
    --------------                                 -----------

Exhibit 10.1                  Amended and Restated Credit Agreement (the "Credit
                              Agreement") dated as of April 7, 2006, among Linn
                              Energy, LLC, as borrower, BNP Paribas, as administrative agent, Royal Bank of Canada and Societe Generale, as syndication agents, Bank of America, N.A. and Comerica Bank, as documentation agents, and the lenders party thereto